                                                                   EXHIBIT 4.1


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY.

                          TRIQUINT SEMICONDUCTOR, INC.

                    4% CONVERTIBLE SUBORDINATED NOTE DUE 2007





No.                                                          $

CUSIP NO. 89674KAA1

         TRIQUINT SEMICONDUCTOR, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "COMPANY," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the
principal sum of                              ($             ) at the office or
agency of the Company referred to below, on March 1, 2007 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on March 1 and September 1 of each year, commencing September 1, 2000 (each an "INTEREST PAYMENT DATE"), at said office or agency, in like coin or currency, at the rate of 4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of, premium, if any (including the Make-Whole Payment, if any), and interest (including Liquidated Damages, if any) on this Security shall be made at the office or agency of the Company maintained for such purpose, which initially shall be the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated by it in the Borough of Manhattan, The City of New York, in such lawful money of the United States of America as at the time of payment is legal tender for payment of public and private debts, PROVIDED that the Company may make such payment either by (i) mailing a check in the amount of such payment, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.07 of the Indenture (as defined herein) or (ii) transfer to an account maintained by the payee located inside the United States.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



DATED:  February   , 2000              TRIQUINT SEMICONDUCTOR, INC.



                                       By:
                                            -----------------------------------
                                       Name:
                                       Title:





TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to in the within-mentioned Indenture.



DATED:  February   , 2000              STATE STREET BANK AND TRUST COMPANY OF
                                       CALIFORNIA, N.A.
                                           as Trustee



                                       By:
                                            -----------------------------------
                                             Authorized Signatory

                               REVERSE OF SECURITY

                          TRIQUINT SEMICONDUCTOR, INC.

                    4% CONVERTIBLE SUBORDINATED NOTE DUE 2007


         This Security is one of a duly authorized issue of securities of the Company designated as its 4% Convertible Subordinated Notes due 2007 (herein called the "SECURITIES"), limited in aggregate principal amount to $300,000,000 (up to $345,000,000 if the option set forth in Section 2(b) of the Purchase Agreement dated February 17, 2000 among the Company and the Initial Purchasers named therein is exercised in full), which may be issued under an Indenture, dated as of February 24, 2000 (the "INDENTURE"), between the Company and State Street Bank and Trust Company of California, N.A., as Trustee for the Holders of Securities issued under said Indenture (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Holder of this Security (including any Person that has a beneficial interest in this Security) and the Common Stock of the Company issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of February 24, 2000 executed by the Company (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of the Registrable Securities to pay additional interest on this Security ("Liquidated Damages") in accordance with the terms of the Registration Rights Agreement. Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in this paragraph to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of such Security and express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before maturity of the Securities, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase) not after, the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof which is U.S. $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and nonassessable shares of Common Stock of the Company at a Conversion Price of $135.60 per share of Common Stock, which is equal to a Conversion Rate of 7.3746 shares of Common Stock per $1,000 principal amount of the Securities (or at the current adjusted Conversion Price and Conversion Rate if an adjustment has been made as provided in Article 12 of the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency maintained for such purpose, accompanied by the conversion notice hereon executed by the Holder hereof evidencing such Holder's election to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (unless this Security or the portion hereof being converted has been called for redemption on a Redemption Date within such period between and including such Regular Record Date and such Interest Payment Date), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment of interest and, in the case of a conversion after the close of business on any Regular Record Date and on or before the corresponding Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (even if the Security has been called for redemption on a Redemption Date within such period), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in Article 12 of the Indenture. The Conversion Rate and Conversion Price are subject to adjustment as provided in Article 12 of the Indenture. In addition, the Indenture provides that in case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, the conversion privilege shall be modified so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the transaction by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such transaction.

         The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time prior to March 5, 2003 (a "PROVISIONAL REDEMPTION"), at a Redemption Price equal to $1,000 per $1,000 principal amount of the Securities plus accrued and unpaid interest, if any, to but excluding the date of redemption (the "PROVISIONAL REDEMPTION DATE") if (i) the Closing Price of the Common Stock has exceeded 150% of the Conversion Price (as defined in Article 12 of the Indenture and as such may be adjusted from time to time) then in effect for at least 20 Trading Days in any period of 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the provisional notice of redemption pursuant to Section 10.04 (the "NOTICE DATE"), and (ii) a registration statement covering resales of the Securities and Common Stock issuable upon the conversion thereof is effective and available for use and is expected to remain effective for the 30 days following the Provisional Redemption Date unless registration is no longer required.

         Upon any such Provisional Redemption, the Company shall make an additional payment in cash (the "MAKE-WHOLE PAYMENT") to holders of the Securities called for redemption, including those Securities converted into Common Stock between the Notice Date and the Provisional Redemption Date, in an amount equal to $166.67 per $1,000 principal amount of the Securities, less the amount of any interest actually paid on the Securities before the date of redemption.

         The Securities (other than those Securities that have been converted in accordance with the terms of the Indenture) are subject to redemption at the option of the Company upon not less than 30 days' or more than 60 days' notice by mail (unless a shorter notice is deemed satisfactory by the Trustee), as a whole or from time to time in part, at any time on or after March 5, 2003. The redemption prices (expressed as percentages of the principal amount) shall be as set forth below for Securities redeemed during the following periods described below:


PERIOD                                              REDEMPTION PRICE
-----------------------------------------------     -------------------

March 5, 2003 through February 29, 2004                 102.286%

March 1, 2004 through February 28, 2005                 101.714%

March 1, 2005 through February 28, 2006                 101.143%

March 1, 2006 through February 28, 2007                 100.571%



and 100% of the principal amount on March 1, 2007, together, in the case of any such redemption, with accrued interest to (but not including) the Redemption Date (subject to the right of holders of record on the Regular Record Date to receive interest on the related Interest Payment Date). Any redemption of Securities must be in integral multiples of $1,000.

         If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in principal amounts at maturity of $1,000 or integral multiples thereof by lot, pro rata or by another method the Trustee considers fair and appropriate. If a portion of a Holder's Securities is selected for partial redemption and that holder converts a portion of those Securities prior to the redemption, the converted portion shall be deemed, solely for purposes of determining the aggregate principal amount of the Securities to be redeemed by the Company, to be of the portion selected for redemption.

         In certain circumstances involving a Change in Control, each Holder shall have the right to require the Company to repurchase all or part of its Securities at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest through the Repurchase Date (subject to the right of holders of record on the Regular Record Date to receive interest on the related Interest Payment Date). At the option of the Company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock.

         The Securities do not have the benefit of any sinking fund.

         In the event of redemption, conversion or repurchase of this Security in part only, a new Security or Securities for the unredeemed, unconverted or unrepurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in Article 4 of the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any (including the Make-Whole Payment, if any), and interest (including Liquidated Damages, if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Interest (including Liquidated Damages, if any) on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Securities is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                                CONVERSION NOTICE


         To:      TRIQUINT SEMICONDUCTOR, INC.

         The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, at any time following the date of original issuance thereof, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for a fractional share and any Security representing any unconverted principal amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:                                         By:
                                                   ----------------------------
                                                    Signature*


If shares or Securities are to be registered    Principal amount to be converted
in the name of a Person other than the          (if less than all):$______,000
Holder, please print such Person's name
and address:




--------------------------------------------
Name


--------------------------------------------
Social Security or Taxpayer
Identification Number


--------------------------------------------
Street Address


--------------------------------------------
City, State and Zip Code
* Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be delivered, or unconverted Securities are to be issued, other than to and in the name of the registered owner.

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

           (1) Pursuant to Article 11.01 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

           (2) The undersigned hereby directs the Trustee or the Company to pay it or ___________________ an amount in cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest (including Liquidated Damages, if any) accrued to the Repurchase Date, as provided in the Indenture.

Dated:


--------------------------------------------

--------------------------------------------
Signature(s)

Signature(s) must be guaranteed by an Eligible
Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange
Act of 1934.


--------------------------------------------
Signature Guaranteed

Principal amount to be repurchased (at least
U.S. $1,000 or an integral multiple of $1,000 in excess thereof): ______________________

Remaining principal amount following such repurchase (not less than U.S. $1,000):

----------------------------

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.